Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re: PIONEER ENERGY SERVICES CORP., et al.,[1] Debtors.	Chapter 11 Case No. 20-31425 (DRJ) (Jointly Administered)

NOTICE OF (I) ENTRY OF ORDER APPROVING THE DEBTORS’

DISCLOSURE STATEMENT FOR, AND CONFIRMING, THE DEBTORS’ JOINT

PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION AND (II) THE

OCCURRENCE OF THE EFFECTIVE DATE

PLEASE TAKE NOTICE that on May 11, 2020, the Honorable David R. Jones, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), entered the Findings of Fact, Conclusions of Law, and Order Approving the Debtors’ Disclosure Statement and Confirming the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization [Docket No. 331] (the “Confirmation Order”) confirming the Plan2 [Docket No. 16] and approving the Disclosure Statement [Docket No. 16] of the above-captioned debtors and debtors in possession (the “Debtors”).

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on May 29, 2020.

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order, the Plan, and the related documents are available for inspection. If you would like to obtain a copy of the Confirmation Order or the Plan, you may contact Epiq Corporate Restructuring, LLC, the voting and claims agent (the “Notice and Claims Agent”) retained by the Debtors in these Chapter 11 Cases, by: (i) accessing the Debtors’ restructuring website at https://dm.epiq11.com/pioneerenergy, (ii) calling the Notice and Claims Agent at 1-833-991-0977 (Domestic Toll-Free) or 1-503-597-7679 (International); or (ii) emailing the Notice and Claims Agent at PioneerEnergy@epiqglobal.com. Parties may also obtain any documents filed in the Chapter 11 Cases via PACER at https://www.pacer.gov/.

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, if applicable, are as follows: Pioneer Energy Services Corp. (8619); Pioneer Coiled Tubing Services, LLC (6232); Pioneer Drilling Services, Ltd. (2497); Pioneer Fishing & Rental Services, LLC (4399); Pioneer Global Holdings, Inc. (4707); Pioneer Production Services, Inc. (1361); Pioneer Services Holdings, LLC (4706); Pioneer Well Services, LLC (7572); Pioneer Wireline Services Holdings, Inc. (6455); and Pioneer Wireline Services, LLC (2205). The headquarters for the above-captioned Debtors is 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209.

[2]

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Joint Prepackaged Plan of Reorganization for Pioneer Energy Services Corp. and its Affiliated Debtors [Docket No. 16] (as modified, amended, and including all supplements, the “Plan”).

PLEASE TAKE FURTHER NOTICE that the Bankruptcy Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article VIII of the Plan.

PLEASE TAKE FURTHER NOTICE that pursuant to Article V of the Plan, all (a) requests for payment of Cure Claims that differ from the amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty must be filed with the Reorganized Debtors and the Notice and Claims Agent on or before thirty (30) days after the Effective Date and/or (b) proofs of claim with respect to Claims arising from the rejection of Executory Contracts and Unexpired Leases, if any, must be filed with the Bankruptcy Court within thirty (30) day after the date of the order of the Court approving such rejection (including the Confirmation Order). Any such request that is not timely filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Debtor or Reorganized Debtor, as applicable, without the need for any objection by the Debtors, Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Court.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, and any Holder of a Claim or Interest and such Holders’ respective successors and assigns, whether or not the Claim or Interest of such Holder is Impaired under the Plan, and whether or not such Holder voted to accept the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

[Remainder of Page Intentionally Left Blank.]

Dated: May 29, 2020 Houston, Texas	Respectfully submitted,

/s/ Jason L. Boland

Jason L. Boland (SBT 24040542)

William R. Greendyke (SBT 08390450)

Robert B. Bruner (SBT 24062637)

Julie Goodrich Harrison (SBT 24092434)

NORTON ROSE FULBRIGHT US LLP

1301 McKinney Street, Suite 5100

Houston, Texas 77010

Telephone: (713) 651-5151

Facsimile: (713) 651-5246

Email: jason.boland@nortonrosefulbright.com

Email: william.greendyke@nortonrosefulbright.com

Email: bob.bruner@nortonrosefulbright.com

Email: julie.harrison@nortonrosefulbright.com

-and-

Brian S. Hermann (admitted pro hac vice)

Elizabeth R. McColm (admitted pro hac vice)

Brian Bolin (admitted pro hac vice)

Eugene Y. Park (admitted pro hac vice)

Grace C. Hotz (admitted pro hac vice)

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

1285 Avenue of the Americas

New York, New York 10019

Telephone: (212) 373-3000

Facsimile: (212) 757-3990

Email:bhermann@paulweiss.com

Email:emccolm@paulweiss.com

Email:bbolin@paulweiss.com

Email:epark@paulweiss.com

Email:ghotz@paulweiss.com

Counsel to the Debtors and Debtors in Possession